Exhibit 2.2

FIRST AMENDMENT TO SHARE EXCHANGE AGREEMENT

THIS FIRST AMENDMENT TO SHARE EXCHANGE AGREEMENT (this “Amendment”) dated as of the 6th day of March, 2023, between GoLogiq, Inc., a Nevada corporation (the “Company”) GammaRey, Inc., a Delaware corporation (“Gamma”), and the shareholders of Gamma set forth on the signature page hereto (the “Shareholders” and together with Gamma, the “Exchange Parties”).

WITNESSETH:

WHEREAS, Exchange Parties and Company entered into a Share Exchange Agreement dated on or about December 31, 2022, a copy of which is attached to, and made a part of, this Amendment as Exhibit “A”, (the “Share Exchange Agreement”), pursuant to which Company desires to acquire from the Exchange Parties and the Exchange Parties desire to sell to the Company, all of the issued and outstanding equity interests of Gamma in exchange for the issuance by the Company of shares of the Company’s common stock, $0.001 par value per share (the “Share Exchange”); and

WHEREAS, the parties have elected to consummate the transactions contemplated by the Share Exchange Agreement prior to the delivery by Gamma of audited financial statements for its 2021 and 2022 fiscal years; along with additional outstanding due diligence items, and

WHEREAS, the Company and Exchange Parties have agreed to amend the Share Exchange Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Adoption of Whereas Clauses. The parties hereto adopt as part of this Amendment each of the recitals which are set forth in the WHEREAS clauses, and agree that such recitals shall be binding upon the Parties hereto by way of contract and not merely by way of recital or inducement. Such WHEREAS clauses are hereby confirmed and ratified as being true and accurate by each Party to this Amendment.

2.            Amendments.

A.           Section 1.1 of the Share Exchange Agreement shall be amended to read in its entirety as follows:

“1.1 Exchange Gamma Stock for GOLQ Stock. At the Closing, and subject to Section 1.3 below, the Shareholders shall sell, transfer, convey, assign and deliver to GOLQ their Gamma Stock free and clear of all Liens and other encumbrances in exchange for the GOLQ Stock and shall issue the Advisors Shares to the Advisor all as set forth in Exhibit 1.1 hereto.”

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B.           The following shall be added to Article I “Exchange of Shares” as Section 1.3:

“1.3        Share Holdback. At the Closing, an aggregate of 26,666,667 shares of the GOLQ Stock (the “Share Holdback”) shall be held back from issuance subject to satisfaction of the post-Closing Covenants set forth in Sections 6.5 and 6.6 hereof (the “Share Holdback”). The Company will reserve the Share Holdback from authorized shares and notify its transfer agent of such reservation. The Share Holdback shall be applied to each Shareholder pro rata, based on the aggregate Share Holdback amount and the number of shares of GOLG Stock allocated to such Shareholder at Closing. The Share Holdback shall be released, and such shares issued and delivered to the Shareholders, promptly following satisfaction of Section 6.5 and satisfaction of the Financial Health Milestones, as such term is defined in Section 6.6 below. If any of such milestones or covenants are not fully satisfied on or before Seventy (70) Days from the Closing Date (the “Gamma F/S Delivery Date”), then the Share Holdback will terminated and such shares shall revert to general authorized and unissued shares of the Company.

C.           The following shall be added to Article VI “Covenants” as Sections 6.5, 6.6, 6.7, and 6.8:

“6.5       Financial Statements. Gamma shall deliver to the Company consolidated financial statements for its fiscal years 2021 and 2022, audited by BF Borgers CPA PC, and any interim stub period in fiscal 2023 (the “Gamma Financial Statements”), on or before the Gamma F/S Delivery Date. As of their respective dates, the Gamma Financial Statements will comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. All of the Gamma Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Gamma Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of Gamma as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

6.6          Financial Results. The revenues of Gamma set forth in the Gamma Financial Statements for the 2022 fiscal year shall be at least $14,000,000, and the total debt (the “Gamma Debt”) shall not exceed $4,000,000 in the approximate amounts set forth on Exhibit B hereto (the “Financial Health Milestones”). As soon as practicable following the Closing, Gamma shall use its best efforts to retire, extinguish and/or convert all of the Gamma Debt to equity.

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6.7          Sale Restriction.

(i)          Each Shareholder hereby agrees that during the period beginning at the Closing and ending on the six (6) month anniversary of the Closing (the “Restricted Period”), the Shareholder will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, lend, transfer or otherwise dispose of any shares or any options, warrants or other rights to purchase shares or any other security of the Company which Shareholder owns or has a right to acquire as of the date hereof (collectively, the “Lockup Shares”). Any subsequent issuance to and/or acquisition by Shareholder of shares or options or instruments convertible into shares will be subject to the provisions of this Agreement. Notwithstanding the foregoing restrictions on transfer, the Shareholder may, at any time and from time to time during the Restricted Period, transfer the shares (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Shareholder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

(ii)         During the Restricted Period, the Shareholder shall retain all rights of ownership in the Lockup Shares, including, without limitation, voting rights and the right to receive any dividends that may be declared in respect thereof.

(iii)        The Company is hereby authorized and required to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized and required to decline to make any transfer of the common stock if such transfer would constitute a violation or breach of this Agreement.

6.8           Financing Facility. As soon as practicable following the Company’s proposed offering and uplisting of its securities to the NYSE, NYSE American, or other national securities exchange, the Company shall use commercially reasonable efforts to obtain and consummate equity or debt financing in an amount not less than Four Million Dollars ($4,000,000) for GoLogiq’s working capital (the “Financing”) which shall include Gamma as its wholly owned subsidiary, to be allocated as determined by GoLogiq’s Board of Directors. Gamma acknowledges and agrees that the obtaining of the financing contemplated by this Section 6.8 is not a condition to the Closing.

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6.9           Settlement of Litigation. As soon as practicable following the Closing, Gamma shall use its best efforts to settle, defend and/or vacate the judgment in the case styled IFinancial Corporate PTY Ltd. v. Genesis Financial, Inc., Index No. 656840/2020, Supreme Court, New York County (the “Judgment”). To ensure the prompt satisfaction of this provision, the Company shall hold Two Million Five Hundred Thousand (2,500,000) of the Exchange Shares issued to Tolemac Holdings LLC in escrow until Gamma has provided information satisfactory to the Company that the Judgement has been completely satisfied.

D.           The following shall be added to Article VII “Miscellaneous” as Section 7.10:

“7.10       Mutual Indemnification.

(i)            Indemnification by the Shareholders. Subject to the other terms and conditions of this Section 7.10, the Shareholders shall indemnify and defend the Company against, and shall hold it harmless from and against, and shall pay and reimburse the Company for, any and all Losses incurred or sustained by, or imposed upon, the Company based upon, arising out of, with respect to, or by reason of:

(A)         any material inaccuracy in or material breach of any of the representations or warranties of Gamma or any of the Shareholders contained in this Agreement; or

(B)         any material breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Gamma or any of the Shareholders pursuant to this Agreement.

(ii)           Indemnification by the Company. Subject to the other terms and conditions of this Section 7.10, the Company shall indemnify and defend each of the Shareholders against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Shareholders based upon, arising out of, with respect to, or by reason of:

(A)         any material inaccuracy in or material breach of any of the representations or warranties of the Company contained in this Agreement; or

(B)         any material breach or material non-fulfillment of any covenant, agreement, or obligation to be performed by the Company pursuant to this Agreement.

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(iii)          Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed).

(iv)         Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein and all related rights to indemnification shall survive the Closing and shall remain in full force and effect until the date that is one (1) year from the Closing Date. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely unless another period is explicitly specified herein or by applicable Laws. Notwithstanding the foregoing, the indemnification obligations of this Section 7.10 shall terminate two (2) years from the Closing Date.

(v)          Cumulative Remedies. The rights and remedies provided for in this Article VII are cumulative and are in addition to and not in substitution for any other rights and remedies available at Law or in equity or otherwise.

E.           Background (C) of the Share Exchange Agreement shall be amended and replaced in its entirety to read as follows:

“As of the date of this Agreement Gamma is privately held and is authorized to issue one class designated as common stock, the total number of shares of which Gamma is authorized to issue being 200,000,000 (the “Gamma Stock”), of which One Hundred Six Million Six Hundred Sixty- Six Thousand Six Hundred Sixty-Seven (106,666,667) common shares are issued and outstanding, which shares are owned by the Shareholders. Further, as of the date of this Agreement, Gamma is authorized to issue stock designated as preferred stock (“Gamma Preferred Stock”), the total number of shares of which Gamma is authorized to issue being ten million (10,000,000), of which no shares of the Gamma Preferred Stock are issued and outstanding. The Shareholders are the record and beneficial owners of that number of shares of Gamma Stock, or the right to receive such shares of Gamma stock, set forth opposite such Shareholder’s name on Exhibit C-1 hereto.”

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F.           Section 3.3 of the Share Exchange Agreement shall be amended and replaced in its entirety to read as follows:

Capital Structure. The authorized capital stock of Gamma consists of 200,000,000 shares of common stock and 10,000,000 of preferred stock. As of the date hereof, 106,666,667 shares of Gamma common stock are issued and outstanding as set forth in Exhibit 3.3 hereto, and no shares of preferred stock are issued and outstanding. No other shares of capital stock or other voting securities of Gamma are issued or reserved for issuance or outstanding. Gamma is the sole record and beneficial owner of all of the issued and outstanding capital stock of each of its subsidiaries. All outstanding shares of the capital stock of Gamma and each of its subsidiaries are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the law of Nevada, the Gamma Articles of Incorporation, the Gamma Bylaws or any Contract to which Gamma is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of Gamma or any of its subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Gamma’s capital stock or the capital stock of any of its subsidiaries may vote (“Voting Gamma Debt”). As of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Gamma or any of its subsidiaries is a party or by which any of them is bound (a) obligating Gamma or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Gamma or any of its subsidiaries or any Voting Gamma Debt, (b) obligating Gamma or any of its subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of Gamma or of any of its subsidiaries. As of the date of this Agreement, there are not any outstanding contractual obligations of Gamma to repurchase, redeem or otherwise acquire any shares of capital stock of Gamma.

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G.           In all other respects, the Share Exchange Agreement shall remain in full force and effect.

3.            Company and Exchange Parties Representations. The Company and each of the Exchange Parties each represents, warrants and covenants the following to the other party:

A.           The undersigned has the full authority, right, power and legal capacity to enter into this Amendment and to consummate the transactions contemplated herein. The execution of this Amendment by the undersigned and its delivery to the other party, and the consummation by the undersigned of the transactions which are contemplated in this Amendment have been duly approved and authorized by all necessary action by the undersigned’s Board of Directors and no further authorization shall be necessary on the part of the undersigned for the performance and consummation by the undersigned of the transactions which are contemplated by this Amendment. The execution, delivery and performance of this Amendment shall not require approval, consent or authorization of any third party, including any governmental agency or authority or any political subdivision thereof. This Amendment constitutes the legal, valid and binding obligation of the undersigned and is enforceable as to the undersigned in accordance with the terms of this Amendment, subject to the enforcement of remedies by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and by generally applicable equitable principles, whether considered in an action at law or in equity.

B.           The undersigned agrees to cooperate with the other party and shall make, execute, acknowledge, deliver, or cause to be made, executed, acknowledged, and delivered, at such times and places as either party may reasonably deem necessary, all other documents and instruments as may be reasonably necessary in order to effectuate the purposes of this Amendment.

C.           The performance of this Amendment shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the undersigned or cause an acceleration under any arrangement, agreement or other instrument to which the undersigned is a party or by which any of its assets are bound. The undersigned has performed in all respects all of its obligations which are, as of the date of this Amendment, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

D.           No representation or warranty of the undersigned which is contained in this Amendment, or in a writing furnished or to be furnished pursuant to this Amendment contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not misleading.

E.           The undersigned acknowledges that its decision to enter into this Amendment was based entirely upon its own determination, and not upon any representations made to the undersigned by the other party with respect to this Amendment.

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4.            Miscellaneous.

A.           Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

B.           Enforceability. If any provision which is contained in this Amendment, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Amendment and this Amendment shall be construed as if such invalid or unenforceable provision had not been contained in this Amendment.

C.           Governing Law; Disputes. In view of the fact that the Company is a Nevada corporation, in order to avoid the question of which state law shall be applicable, the Parties agree that this Amendment shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of Nevada and be deemed to be an agreement entered into in the State of Nevada and made pursuant to the laws of the State of Nevada, without giving effect to the principles of conflicts of law.

D.           Expenses. Each party to this Amendment shall bear and pay its own costs and expenses incurred in connection with the execution and delivery of this Amendment and the transactions set forth in this Amendment.

E.           Entire Agreement. This Amendment and all documents and instruments referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

F.           Confidentiality. The Parties agree that the terms of this Amendment are confidential and they shall not make public disclosure of the terms of this Amendment, except: (i) as may be required by law, (ii) in connection with litigation or other legal proceeding against a party, (iii) by judicial or other compulsory process, including, without being limited to, any court order, (iv) as may be required by any federal and/or state regulatory agency, or (v) as may be required in connection with its obligations under federal securities laws and pursuant to the Securities and Exchange Commission or listing requirements. If either party intends to make a disclosure of the terms of this Amendment as required by law, by judicial or other compulsory process, including, without being limited to, any court order, by any federal and/or state regulatory agency, or as may be required in connection with its obligations under federal securities laws, such party shall notify the other party, if feasible, in advance of any such disclosure. The Parties agree that the terms of this Amendment regarding confidentiality are not material to this Amendment and any breach of this paragraph shall not be considered a material breach of this Amendment. In the event of such a breach of this Paragraph, the non-breaching party shall only be entitled to injunctive relief and/or monetary damages for actual harms caused by the breach.

G.           Assignment. The parties hereby agree that the obligations under this Amendment shall be freely transferred or assigned to any third parties without the prior written consent of Assignee.

H.           Enforceability. If any provision which is contained in this Amendment, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Amendment and in this Amendment shall be construed as if such invalid or unenforceable provision had not been contained herein.

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I.            Further Assurances. The Parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Amendment and the intents and purposes hereof.

J.            Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Amendment shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Amendment or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Amendment to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

K.           Counterparts. This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

L.           Facsimile and E-mail Signatures. Any signature which is delivered via facsimile or via E-mail in portable document format (“.pdf”) shall be deemed to be an original and have the same force and effect as if such facsimile or .pdf signature were the original thereof.

M.         Binding upon Execution and Delivery. No party to this Amendment shall be bound hereby until fully executed counterparts to this Amendment have been executed by, and delivered to, each party, or their respective attorneys, by all other parties or their respective attorneys.

N.           Modifications. This Amendment may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing signed by all of the parties to this Amendment.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

COMPANY:

GOLOGIQ, INC.

By:
Name:
Title:

EXCHANGE PARTIES:

GAMMAREY INC.

By:
Name:
Title:

SHAREHOLDERS:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

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EXHIBIT A

SHARE EXCHANGE AGREEMENT

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